Exhibit 10.28
AMENDMENT 5
This Amendment 5 shall become part of the PRODUCT LICENSE AND DISTRIBUTION (the “Agreement”), dated December 10, 2001, between NSI and Dell Computer Corporation (“Dell”).
  Whereas, NSI and Dell wish to modify certain provisions regarding Volume Rebate Schedule;
  Now therefore, the Agreement shall be modified as follows:
    Exhibit D Volume Rebate Schedule shall be deleted and replaced with the following:
      *

Network Specialists Inc.		Dell Computer Corporation

Date: 12/1/03		Date: 12/2/03

Signature:	/s/ Scott Meyers	Signature:	/s/ Zita Cassizzi

Print Name: Scott Meyers		Print Name: Zita Cassizzi

Title: COO		Title: Director S&P Marketing

*	Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.